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                                                                    EXHIBIT 3.6


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                                  FVP GP, L.P.


         This Certificate of Limited Partnership of FVP GP, L.P. (the "Partnership") is being duly executed and filed by the undersigned, as President of FrontierVision Inc., to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Sections 17-101 et seq.).

         1. The name of the limited partnerhsip formed hereby is FVP GP, L.P.

         2. The address of the registered office of the Partnership in the State of Delaware is at c/o The Prentice Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover Delaware 19904, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover Delaware, 19904.

         3. The name and mailing address of the general partner of the Partnership are:

                          FrontierVision Inc.
                          2337 South Cook Street
                          Denver, Colorado 80210

                                              GENERAL PARTNER:

                                              FrontierVision Inc.


                                              By  /s/ James C. Vaughn
                                                ----------------------------
                                                Name:  James C. Vaughn
                                                Title:   President